Filed Pursuant to Rule 424(b)(5)

Registration No. 333-276698

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 25, 2024)

Up to $2,971,157

Common Stock

We have entered into a sales agreement with Maxim Group LLC (“Maxim”) relating to shares of our common stock, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $10,000,000 from time to time through or to Maxim, acting as agent or principal.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “XELB.” On August 14, 2026, the last reported sale price of our common stock on Nasdaq was $0.94 per share.

Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Maxim is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Maxim for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to Maxim. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of August 14, 2026, the aggregate market value of our outstanding Common Stock held by non-affiliates, or public float, was $8,913,472, based on 6,560,274 shares of our Common Stock, of which approximately 2,103,538 shares were held by affiliates, and a price of $2.00 per share, which was the price at which our Common Stock was last sold on The Nasdaq Stock Market on June 22, 2026. We have not offered or sold any shares of our Common Stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million.

Our business and an investment in our common stock involve a high degree of risk. These risks are described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement is August 18, 2026

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. From time to time, we may conduct an offering to sell securities under the accompanying base prospectus and a related prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The base prospectus, dated January 26, 2024, including the documents incorporated by reference therein, provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. Neither we nor the Sales Agent are making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering, include all material information relating to this offering. Neither we nor the Sales Agent have authorized anyone to provide you with different or additional information, and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have provided for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

S-ii

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of their respective owners.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and our consolidated financial statements and the related notes, and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Our Company

Xcel Brands, Inc. (“Xcel,” the “Company,” “we,” “us,” or “our”) is a media and consumer products company engaged in the design, licensing, marketing, live streaming, and social commerce sales of branded apparel, footwear, accessories, fine jewelry, home goods and other consumer products, and the development of influencer led brands and the acquisition of dynamic consumer lifestyle brands. Xcel was founded in 2011 with a vision to reimagine shopping, entertainment, and social media as social commerce.

Xcel owns the Halston and C Wonder brands, as well as the co-branded collaboration brands Tower Hill by Christie Brinkley, Trust. Respect. Love by Cesar Millan, GemmaMade by Gemma Stafford, and Off/Duty by Coco Rocha brand, and holds the television rights through a long-term license agreement with Mesa Mia by Jenny Martinez. Xcel also owns and manages the Longaberger by Shannon Doherty brand through its controlling interest in Longaberger Licensing, LLC.

The Judith Ripka brand was sold to a third party as of April 27, 2026. Additionally, through October 1, 2025, we held a noncontrolling ownership interest in the Isaac Mizrahi brand.

Xcel is pioneering a modern consumer products sales strategy which includes the promotion and sale of products under its brands through interactive television, digital live-stream shopping, social commerce, brick-and-mortar retailers, and e-commerce channels to be everywhere its customers shop. The Company’s previously owned and current brands have generated more than $5 billion in retail sales via livestreaming in interactive television and digital channels alone and have over 20,000 hours of content production time in live-stream and social commerce. The Company’s brand portfolio reaches more than 46 million social media followers with broadcast reaching 200 million households.

Xcel currently operates in a working-capital light model, with our licensees and/or retail partners responsible for the procurement and sale of inventory. As such, our revenues primarily consist of royalty revenues, and we do not have risk of carrying aged inventory. As a result, fluctuations in product costs and tariffs do not have a direct impact on us, but do impact us indirectly as our royalty revenues are typically based on the net sales and success of our licensees.

Our objective is to build a diversified portfolio of lifestyle consumer products brands through organic growth and the strategic acquisition of new brands. To grow our brands, we are focused on the following primary strategies:

•	licensing of our brands for sale through interactive television (e.g., QVC, HSN, etc.);

•	licensing of our brands to retailers that sell to the end consumer;

•	licensing our brands to manufacturers and retailers for promotion and distribution through e-commerce, social commerce, live streaming, and traditional brick-and-mortar retail channels; and

•	acquiring additional consumer brands and integrating them into our operating platform, and leveraging our operating infrastructure and distribution relationships.

We believe that Xcel offers a unique value proposition to our retail and direct-to-consumer customers and our licensees for the following reasons:

•	our management team, including our officers’ and directors’ experience in, and relationships within the industry;

•	our deep knowledge, expertise, and proprietary technology in live streaming and social commerce;

•	our design, sales, marketing, and technology platform that enables us to design trend-right product; and

•	our significant media and internet presence.

Recent developments

On April 13, 2026 (the “Seventh Amendment Effective Date”), the Company and certain of its subsidiaries entered into that certain Seventh Amendment to Loan and Security Agreement with each lender party thereto and FEAC Agent, LLC, as administrative agent and collateral agent for the lenders (the “Seventh Amendment”).

On April 14, 2026 (the “Senior Note Closing Date”), the Company and certain direct and indirect subsidiaries of the Company (the “Subsidiary Guarantors”) entered into certain agreements with Smithline Family Trust II (“SFT”), Quick Capital, LLC (“Quick”) and Clear Markets Capital, LLC, a company controlled by Robert W. D’Loren, Chairman and Chief Executive Officer of the Company (“IPX”; SFT, Quick and IPX, collectively, the “Purchasers”), including (i) that certain Securities Purchase Agreement, by and among the Company, the Subsidiary Guarantors and the Purchasers (the “SPA”), pursuant to which the Company issued and sold to the Purchasers 12.5% Senior Secured Note due April 13, 2027 in the original principal amount of $3,005,780.35 (the “Secured Notes”) and an aggregate of 100,579 shares of common stock of the Company, of which 1,472 shares of common stock were issued to IPX. The Company’s obligations under the Notes are guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guarantee, dated as of the Senior Note Closing Date. The Secured Notes and the guarantee of the Subsidiary Guarantors are secured by the assets of the Company and the Subsidiary Guarantors pursuant to that certain Security Agreement, dated as of the Senior Note Closing Date, by and among the Company, the Subsidiary Guarantors and SFT, as collateral agent for the Purchasers (the “Security Agreement”).  At any time after the occurrence of an event of default under the Secured Notes and for so long as such event of default has not been waived, the Secured Notes (other than the Secured Note issued to IPX) are convertible into shares of common stock of the Company (i) initially at a fixed conversion price equal to $1.165 per share (as adjusted in accordance with the terms of the Secured Notes) and (ii) after May 17, 2026, at a price equal to the lesser of (a) 85% multiplied by the lowest volume weighted average price of the common stock during the 10-trading day period prior to conversion and (b) $1.165.  The Secured Note issued to IPX is convertible into shares of common stock of the Company initially at a fixed conversion price equal to $1.435 per share (the Nasdaq Official Closing Bid Price on April 13, 2026), subject to adjustment as set forth therein.  In addition, to the extent that Company is listed on the Nasdaq Capital Market, the aggregate number of shares of common stock issuable to the Purchasers and any subsequent holder of the Secured Note shall not exceed 19.9% of the total number of shares of common stock outstanding or of the voting power of the common stock as of the Senior Note Closing Date less the shares issued pursuant to the SPA (the “Exchange Maximum”) unless the Company has obtained stockholder approval in compliance with Nasdaq Listing Rule 5635(d) to authorize the issuance of shares of common stock in connection with the conversion or exchange of all Secured Notes.

The Company granted the Purchasers certain piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Secured Notes. IPX purchased $57,803 original principal amount of the Secured Notes on the same terms as the other Purchasers, except as to the exercise price of for the conversion of the Secured Note to shares of common stock of the Company as described above.

On the Seventh Amendment Effective Date, the Company and the Subsidiary Guarantors entered into the Seventh Amendment with IPX, UTG Capital Inc. (“UTG and, collectively with IPX, the “Lenders”) and FEAC Agent, LLC, as administrative agent and collateral agent for the Lenders (the “FEAC Agent”), pursuant to which the original Loan and Security Agreement, dated as of December 12, 2024 (as amended, the “Existing Loan Agreement” and the Existing Loan Agreement as amended by the Seventh Amendment, the “Amended Loan Agreement”), by and among the Company, the Subsidiary Guarantors, the Agent and the lenders party to the Existing Loan Agreement was amended to provide for, among other things, the ability of the Company to consummate the Secured Notes issuance, the ability for IPX to convert its $500,000 Term Loan A Note to shares of common stock of the Company at the price per share equal to $1.435, subject to adjustment as provided in the Amended Loan Agreement, the modifications to certain payment terms in connection with the Secured Notes issuance, modifications to certain financial covenants, modifications to certain financial reporting requirements and the amendment of the FEAC Agent’s role to include certain limitations.

In connection with the Seventh Amendment, the FEAC Agent’s affiliated lenders under the Existing Loan Agreement entered into (1) that certain Assignment Agreement, dated as of the Seventh Amendment Effective Date (the “IPX Assignment”), between such lenders and IPX, whereby such lenders sold and assigned a portion of the Term Loan A to IPX and (2) that certain Assignment Agreement, dated as of the Seventh Amendment Effective Date (the “UTG Assignment”), between such lenders and UTG, whereby such lenders sold and assigned the entirety of the Term Loan B to UTG.  In connection with the IPX Assignment, the Companies and certain of its subsidiaries executed and delivered to IPX a Term Loan A Note, dated as of the Seventh Amendment Effective Date, convertible into shares of common stock, at a conversion price of $1.435 per share, at any time after the Effective Time. The “Effective Time” shall be the earlier date on which (i) the Company has obtained stockholder approval in compliance with Nasdaq Listing Rule 5635(d) to authorize the issuance of shares of common stock in connection with the conversion or exchange of the Term Loan A Note, the shares of common stock issued under the SPA (including upon conversion of the Secured Notes) issued thereunder and (ii) the Purchaser Notes are no longer convertible (including upon the occurrence of a future event) or have been repaid in full.

The loans outstanding after giving effect to the Seventh Amendment are as follows: (1) Term Loan A in the principal amount of $500,000 and (2) Term Loan B in the amount of $10,083,669.24 (collectively, the “Term Loans”).

Principal on the Term Loan A is payable on the maturity date of September 20, 2027. Principal on the Term Loan B is payable on the maturity date of December 12, 2028. The Term Loans are guaranteed by the Subsidiary Guarantors, and are secured by all of the assets of the Company and the Subsidiary Guarantors.

The payment of the obligations of the Company and the Subsidiary Guarantors under the Amended Loan Agreement and other agreements entered into in connection therewith (the “Subordinated Obligations”), including the payment of the Term Loans, are subject that certain Intercreditor Agreement, dated as of Seventh Amendment Effective Date, by and among the Company, the Subsidiary Guarantors, the Lenders, FEAC Agent, the Purchasers and SFT, in its capacity as collateral agent for the Purchasers, pursuant to which the Subordinated Obligations are subordinated to the obligations of the Company and the Subsidiary Guarantors to the Purchasers under the Secured Notes and Issuance, and the agreements entered into in connection with the Secured Notes.

On April 24, 2026, Xcel, Xcel IP Holdings, LLC a wholly-owned subsidiary Xcel (“IP Holdings”) and JR Licensing, LLC, a wholly-owned subsidiary of IP Holdings, entered into an asset purchase agreement with Judith Ripka Designs, LLC (“the Buyer”) with respect to the sale to the Buyer of substantially all of the assets of JR Licensing, including the “Judith Ripka” brand name and trademarks. The terms of the sale included a $2.3 million cash payment at closing and up to an additional $0.75 million of contingent consideration.

On January 21, 2026, the Company entered into the Common Stock Purchase Agreement dated January 21, 2026 with White Lion Capital, LLC, pursuant to which White Lion Capital, LLC has committed to purchase up to $15.0 million of the Company’s common stock, subject to certain limitations and satisfaction of the conditions set forth in the purchase agreement. Through July 31, the Company sold 382,500 shares of its common stock to White Lion Capital, LLC for an aggregate purchase price of $0.71 million.

Company Information

The Company was incorporated on August 31, 1989 in the State of Delaware under the name Houston Operating Company. On April 19, 2005, we changed our name to NetFabric Holdings, Inc. On September 29, 2011, Xcel Brands, Inc., a privately-held Delaware corporation (which we refer to as Old Xcel), NetFabric Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and certain stockholders of the Company entered into an agreement of merger and plan of reorganization pursuant to which NetFabric Acquisition Corp. was merged with and into Old Xcel, with Old Xcel surviving as a wholly owned subsidiary of the Company. On September 29, 2011, we changed our name to Xcel Brands, Inc.

Our principal office is currently located at 550 Seventh Avenue, 11th Floor, New York, NY 10018.

Our telephone number is (347) 727-2474.

Our corporate website is www.xcelbrands.com.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein and in the accompanying prospectus by reference, including our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on April 15, 2026, as described in the section entitled “Incorporation of Certain Documents by Reference” in this prospectus supplement.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus.

Common stock offered by us	Shares of our common stock, par value $0.001 per share (“Common Stock”), having an aggregate offering price of up to $2,971,157.

Common stock to be outstanding immediately after this offering	9,721,079 shares, assuming sales of 3,160,079 shares of our Common Stock in this offering at a price of $0.94 per share, which was the closing price of our Common Stock on the Nasdaq Capital Market on August 14, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	We have entered into a Sales Agreement with the Sales Agent, relating to the sale of shares of our Common Stock offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell Common Stock having an aggregate offering price of up to $10,000,000 from time to time through or to the Sales Agent acting as our sales agent or principal. Sales of Common Stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. See the section entitled “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of proceeds	We expect to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors	Investing in our Common Stock involves a high degree of risk. You should carefully consider the information under “Risk Factors” in this prospectus supplement and the other risks identified in the documents included or incorporated by reference in this prospectus supplement and the accompanying base prospectus before deciding to invest in our Common Stock.

Nasdaq Stock Market symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “XELB”.

The number of shares of our Common Stock expected to be outstanding after this offering is based on 6,560,274 shares of Common Stock outstanding as of August 14, 2026, and excludes the following:

•	617,701 shares of our common stock issuable upon the exercise of stock options outstanding under our 2011 Equity Incentive Plan and our 2021 Equity Incentive Plan as of August 14, 2026 at a weighted-average exercise price of $2.82 per share;

•	98,584 shares of our common stock available for future issuance as of August 14, 2026 under our 2021 Equity Incentive Plan;

•	2,378,280 shares of our common stock issuable upon the exercise of outstanding warrants as of August 14, 2026 with a weighted average exercise price of $7.56 per share;

•	773,929 shares of common stock issuable upon exercise of the Pre-Funded Warrants;

•	370,370 shares of common stock issuable upon conversion of the $500,000 Term Loan A Note.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions contained in this prospectus supplement and also contained under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on April 15, 2026, or as revised or supplemented by subsequent filings, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering and Our Common Stock

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” for additional information. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

We expect we will need additional financing following this offering to execute our business plan and fund operations, which additional financing may not be available on reasonable terms, or at all.

As of June 30, 2026, we had total assets of approximately $32.5 million, $399,000 of cash and an approximately $(4.0 million) of working capital deficit. As of the date of this prospectus supplement, we believe that we will need additional capital to fund our further operations. We intend to seek additional funds through various financing sources, including sales of our Common Stock pursuant to the Sales Agreement. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations, in which case you may lose your entire investment.

It is not possible to predict the actual number of shares of our Common Stock we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares of our Common Stock that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase Common Stock in this offering at different times will likely pay different prices and on different dates, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The market price of our shares may be subject to fluctuation and volatility.

You could lose all or part of your investment. The market price of our Common Stock is subject to wide fluctuations in response to various factors, some of which are beyond our control. The market price for our Common Stock varied between a high of $2.38 and a low of $0.75 in the twelve-month period ended June 30, 2026. The market price of our shares on the Nasdaq Capital Market may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

•	actual or anticipated variations in our and our competitors’ results of operations and financial condition;
•	general economic and market conditions and other factors, including factors unrelated to our operating performance, such adverse impact of tariffs and any trade war and rising inflation;
•	possible delays in the expected recognition of revenue due to lengthy and sometimes unpredictable product development and sales timelines;
•	changes in industry conditions or perceptions;
•	disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;
•	changes in applicable laws, rules, regulations, or accounting practices and other dynamics;
•	our sale or proposed sale, or the sale by our significant stockholders, of our shares or other securities in the future;
•	changes in key personnel; and
•	the trading volume of our shares.

Investors in this offering will experience immediate and substantial dilution in the net tangible book value per share of the common stock they purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of options, warrants and convertible notes outstanding. If the holders of these options, warrants and convertible notes exercise such options or warrants or convert such notes, you may incur further dilution.

Future sales and issuances of our Common Stock could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that additional capital will be needed in the future to continue our planned operations, including hiring new personnel and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Common Stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

A substantial number of shares may be sold in the market , which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause the market price of our common stock to decline. As of the date of this prospectus supplement, we have 6,560,274 outstanding shares of common stock, based on the number of shares of our common stock outstanding. We have granted registration rights to holders of warrants to purchase 1,107,455 shares of our common stock at an average exercise price of $11.67 per which allows them at any time we are eligible to file a Form S-3 registration statement to require that we file a Form S-3 registration statement to register the shares issuable upon exercise of such warrants. In addition, we granted registration rights to a holder of a warrant to purchase 100,000 shares of our common stock, including the right to have the shares issuable upon exercise of the warrant registered for resale in any registration statement we file, including the registration statement of which this prospectus forms a part. We did not register such shares in this registration statement as the warrant has not vested and is not subject to vesting, in whole or in part, until at least December 31, 2027. We intend to register such shares for resale by the holder thereof prior to any vesting of the warrant. Further, we have also registered the shares of common stock that we may issue under our equity incentive plans. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under securities laws.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, including the documents that we incorporate by reference herein, contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “seek,” “believe,” “intend,” “should,” “plan,” “project,” “target,” “might,” “approximately,” “expect,” “predict,” “could,” “would,” “potentially” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans, and capital needs.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in or implied by any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements

USE OF PROCEEDS

We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $10,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We expect to use the net proceeds from this offering for working capital and general corporate purposes. This represents our best estimate of the manner in which we will use the net proceeds we receive from this offering based upon the current status of our business, but we have not reserved or allocated amounts for specific purposes and we cannot specify with certainty how or when we will use any of the net proceeds. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors, including the factors described under “Risk Factors” located elsewhere in this prospectus supplement, the accompanying base prospectus or in the information incorporated by reference herein or therein. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

DILUTION

If you invest in our Common Stock, you will experience immediate dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock after this offering.

Our net tangible book value as of June 30, 2026 was approximately $(15,224,000), or approximately $(2.35) per share. Net tangible book value is determined by subtracting our total liabilities from our total tangible assets, and net tangible book value per share is determined by dividing our net tangible book value by the number of outstanding shares of our Common Stock. After giving effect to the sale of 3,160,805 shares of our Common Stock during the term of the Sales Agreement at an assumed offering price of $0.94 per share, the last reported sale price per share of our Common Stock on the Nasdaq Capital Market on August 14, 2026, and after deducting commissions of 3% of the offering proceeds and estimated aggregate offering expenses payable by us, our adjusted net tangible book value as of June 30, 2026 would have been approximately $(12,491,978), or approximately $(1.29) per share. This represents an immediate increase in net tangible book value of approximately $1.06 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $(2.23) per share to investors participating in this offering. The following table illustrates this calculation on a per share basis:

Assumed public offering price per share of Common Stock	$0.94
Net tangible book value per share as of June 30, 2026	$(2.35)
Increase per share attributable to investors participating in this offering	$1.06
Adjusted net tangible book value per share after giving effect to this offering	$(1.29)
Dilution per share to investors participating in this offering	$(2.23)

The table above assumes for illustrative purposes that an aggregate of 3,160,805 shares of our Common Stock are sold during the term of the Sales Agreement at a price of $0.94 per share, the last reported sale price per share of our Common Stock on The Nasdaq Capital Market on August 14, 2026, for aggregate net proceeds of $2,732,022. However, the shares subject to the Sales Agreement are being sold from time to time at various prices and such prices may differ significantly from the assumed price.

The number of shares of our Common Stock expected to be outstanding after this offering is based on 6,560,274 shares of Common Stock outstanding as of August 14, 2026, and excludes the following:

•	617,701 shares of our common stock issuable upon the exercise of stock options outstanding under our 2011 Equity Incentive Plan and our 2021 Equity Incentive Plan as of August 14, 2026 at a weighted-average exercise price of $2.82 per share;

•	98,584 shares of our common stock available for future issuance as of August 14, 2026 under our 2021 Equity Incentive Plan;

•	2,378,280 shares of our common stock issuable upon the exercise of outstanding warrants as of August 14, 2026 with a weighted average exercise price of $7.56 per share;

•	773,929 shares of common stock issuable upon exercise of the Pre-Funded Warrants;

•	370,370 shares of common stock issuable upon conversion of the $500,000 Term Loan A Note.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our Common Stock and no conversion of the Term A Loan. The exercise of outstanding options or warrants or conversion of the Term A Loan having an exercise or conversion price less than the assumed offering price would increase dilution to investors participating in this offering. To the extent that additional capital is raised through our sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Maxim Group LLC (“Maxim”) under which we may issue and sell from time to time up to $10,000,000 of our common stock through or to Maxim as sales agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. If authorized by us in writing, Maxim may purchase shares of our common stock as principal.

Maxim will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and Maxim. We will designate the maximum amount of common stock to be sold through Maxim on a daily basis or otherwise determine such maximum amount together with Maxim. Subject to the terms and conditions of the sales agreement, Maxim will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Maxim not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Maxim or we may suspend the offering of our common stock being made through Maxim under the sales agreement upon proper notice to the other party. Maxim and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s discretion at any time.

The aggregate compensation payable to Maxim as sales agent is equal to 3% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have agreed to reimburse Maxim $50,000 of its actual outside legal expenses incurred by Maxim in connection with the establishment of this offering. We have also agreed to reimburse Maxim for ongoing diligence expenses in an amount not to exceed $3,000 per calendar quarter, as provided in the Sales Agreement We estimate that the total expenses of the offering payable by us, excluding commissions payable to Maxim under the sales agreement and ongoing diligence expenses, will be approximately $150,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Maxim will provide written confirmation to us following the close of trading on Nasdaq on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

To the extent any sales are made, we will report at least quarterly the number of shares of common stock sold through Maxim under the sales agreement, the net proceeds to us and the compensation paid by us to Maxim in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Maxim will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Maxim against certain liabilities, including liabilities under the Securities Act. As sales agent, Maxim will not engage in any transactions that stabilizes our common stock.

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “XELB”. The transfer agent of our common stock is Continental Stock Transfer & Trust Company.

Maxim and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In addition, in the ordinary course of its business activities, Maxim and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Maxim and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Blank Rome LLP, New York, New York. Pryor Cashman LLP, New York, New York, is acting as counsel for the Sales Agent in connection with this offering.

EXPERTS

The consolidated balance sheets of Xcel Brands, Inc. and its subsidiaries as of December 31, 2025 and 2024, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years then ended, have been audited by Wolf & Company, P.C., independent registered public accounting firm, and Marcum LLP, respectively, independent registered public accounting firm, respectively, as stated in their respective reports, which are incorporated by reference. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC pursuant to Item 9 or Item 12) until we terminate the offering of these securities:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on April 15, 2026;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, which were filed with the SEC on May 14, 2026 and August 13, 2026, respectively;

•	our Current Reports on Form 8-K, which was filed with the SEC on January 23, 2026, February 24, 2026, March 24, 2026, April 17, 2026, April 30, 2026 and May 26, 2026;

•	The description of our Common Stock set forth in: (i) our registration statement on Form 10-SB filed with the SEC on September 18, 2000, pursuant to Section 12(g) of the Exchange Act, including any amendments thereto or reports filed for the purposes of updating this description, and (ii) Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on April 23, 2021; and

•	all documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering made by way of this prospectus supplement.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Xcel Brands, Inc.

550 Seventh Avenue, 11th Floor

New York, New York 10018

(347) 727-2474

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act (SEC File No. 333-276698) that registers the securities offered hereby. The registration statement, including the exhibits and schedules attached thereto and the information incorporated by reference therein, contains additional relevant information about the securities and our Company, which we are allowed to omit from this prospectus supplement pursuant to the rules and regulations of the SEC. In addition, we file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available free of charge on our website at www.xcelbrands.com. We have not incorporated by reference into this prospectus supplement the information on our website and it is not a part of this document.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time, offer and sell up to $100,000,000 of any combination of our common stock, preferred stock, debt securities, warrants or units described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus.  We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants or units.

This prospectus provides you with a general description of the securities that we may offer.  Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement.  If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth,  in the applicable prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.  No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XELB.” On January 23, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.55 per share.  The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on any securities market or other exchange of the specific security covered by such prospectus supplement.

As of January 23, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was $17,115,550, based on 19,878,054 shares of our outstanding common stock, of which 11,042,290 shares were held by non-affiliates, and a per share price of $1.55, the closing sale price of our common stock on January 23, 2024.  Pursuant to General Instruction I.B.6 to a registration statement on Form S-3, in no event will we sell our securities in a public primary offering with an aggregate market value exceeding one-third of our public float in a twelve-calendar month period so long as our public float remains below $75,000,000.  We have not offered or sold any securities during the past twelve months pursuant to General Instruction I.B.6 to Form S-3.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus and contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2024.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $100,000,000 of common stock and preferred stock, various series of debt securities and/or warrants or units to purchase any of such securities, either individually or in combination with other securities as described in this prospectus.  Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus.  To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement.  You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies

i

of those documents as described below under the section entitled “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Xcel,” “the company,” “we,” “us,” “our” and similar references refer to Xcel Brands, Inc., an entity incorporated under the laws of the State of Delaware, and where appropriate our consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies.  All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities.  Prospective purchasers of our securities should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.  Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Xcel is a media and consumer products company engaged in the design, production, marketing, live streaming, wholesale distribution, and direct-to-consumer sales of branded apparel, footwear, accessories, fine jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands.  Xcel was founded in 2011 with a vision to reimagine shopping, entertainment, and social media as one thing.  Currently, the Company’s brand portfolio consists of the LOGO by Lori Goldstein brand (the “Lori Goldstein Brand”), the Halston brands (the “Halston Brand”), the Judith Ripka brands (the “Ripka Brand”), the C Wonder brands (the “C Wonder Brand”), the Longaberger brand (the “Longaberger Brand”), the Isaac Mizrahi brands (the “Isaac Mizrahi Brand”), and other proprietary brands:

•	The Lori Goldstein Brand, Halston Brand, Ripka Brand, and C Wonder Brand are wholly owned by the Company.

•	We manage the Longaberger Brand through our 50% ownership interest in Longaberger Licensing, LLC.

•	The Company wholly owned and managed the Isaac Mizrahi Brand through May 31, 2022. On May 31, 2022, we sold a majority interest in the brand to a third party, but retained a 30% noncontrolling interest in the brand and continue to contribute to the operations of the brand through a service agreement.

Xcel continues to pioneer a true omni-channel sales strategy which includes the promotion and sale of products under its brands through interactive television, digital live-stream shopping, wholesale, and e-commerce channels to be everywhere its customers shop.  Our brands have generated over $3 billion in retail sales via live streaming in interactive television and digital channels alone

Our objective is to build a diversified portfolio of lifestyle consumer brands through organic growth and the strategic acquisition of new brands.  To grow our brands, we are focused on the following primary strategies:

•	distribution and/or licensing of our brands for sale through interactive television (i.e., QVC, HSN, The Shopping Channel, TVSN, CJO, JTV, etc.);

•	licensing of our brands to retailers that sell to the end consumer;

•	direct-to-consumer distribution of our brands through e-commerce and live streaming;

•	licensing our brands to manufacturers and retailers for promotion and distribution through e-commerce, social commerce, and traditional brick-and-mortar retail channels whereby we provide certain design services; and

•	acquiring additional consumer brands and integrating them into our operating platform and leveraging our operating infrastructure and distribution relationships.

We believe that Xcel offers a unique value proposition to our retail and direct-to-consumer customers and our licensees for the following reasons:

•	our management team, including our officers’ and directors’ experience in, and relationships within the industry;

•	our deep knowledge, expertise, and proprietary technology in live streaming;

•	our design, production, sales, marketing, and supply chain and integrated technology platform that enables us to design and distribute trend-right product; and

•	our significant media and internet presence.

We utilize state-of-the-art supply chain management technology, trend analytics, and data science to actively monitor fashion trends and read and react to customer demands

General Corporate Information

The Company was incorporated on August 31, 1989 in the State of Delaware under the name Houston Operating Company.  On April 19, 2005, we changed our name to NetFabric Holdings, Inc. On September 29, 2011, Xcel Brands, Inc., a privately-held Delaware corporation (which we refer to as Old Xcel), Netfabric Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and certain stockholders of the Company entered into an agreement of merger and plan of reorganization pursuant to which Netfabric Acquisition Corp. was merged with and into Old Xcel, with Old Xcel surviving as a wholly owned subsidiary of the Company.  On September 29, 2011, we changed our name to Xcel Brands, Inc.

Our principal office is located at 1333 Broadway, New York, NY 10018.  Our telephone number is (347) 727-2474.

Additionally, we maintain websites for our respective brands and an e-commerce site for our Judith Ripka brand at www.isaacmizrahi.com, www.halston.com, www.cwonder.com, www.longaberger.com, www.lorigoldstein.com, and www.judithripka.com.  Our corporate website is www.xcelbrands.com.  The information contained on, or that can be accessed through, our websites is not part of, and should not be construed as being incorporated by reference into this prospectus.

The Securities We May Offer

We may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units in combination with other securities, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exercise, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•	conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material United States federal income tax considerations, if any.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers.  We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities.  If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may issue shares of our common stock from time to time.  Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, and subject to any contractual agreement entered into by any holder of shares.  Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.  Our certificate of incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.  Upon liquidation, dissolution, or winding up, the holders of shares of our common stock will be entitled to receive pro rata all remaining assets then-available for distribution to such holders.  Holders of our common stock have no preemptive or other subscription rights and no conversion rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors, without further stockholder approval, may issue preferred stock in one or more classes or series as the board may determine from time to time.  Each such class or series shall be distinctly designated.  All shares of any one class or series of the preferred stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative.  The voting powers, designations, preferences, limitations, restrictions and relative rights thereof, if any, may differ from those of any and all other series outstanding at any time.  Our board of directors has express authority to fix (by resolutions adopted prior to the issuance of any shares of each particular class or series of preferred stock) the number of shares, voting powers, designations, preferences, limitations, restrictions and relative rights of each such class or series.  The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and the issuance of preferred stock may delay, defer or prevent a change in our control.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series.  We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, or SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock.  We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  The senior debt securities will rank equally with any other unsecured and unsubordinated debt.  The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness.  Convertible debt securities will be convertible into or exchangeable for our common stock or other securities.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee.  In this prospectus, we have summarized certain general features of the debt securities.  We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.  A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series.  We may issue warrants independently or as units in combination with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.  In this prospectus, we have summarized certain general features of the warrants.  We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates.  Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent.

We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series.  We may evidence each series of units by unit certificates that we will issue under a separate agreement.  We may enter into unit agreements with a unit agent.  Each unit agent will be a bank or trust company that we select.  We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you related to the units being offered, as well as the complete unit agreement that contains the terms of the units.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus in their entirety.  The risks described in these documents are not the only ones we face, but those that we consider to be material.  There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results.  Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.  If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed.  This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.  Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations.  Forward-looking statements include all statements that are not historical facts.  In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions.  These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans, and capital needs.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.  We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in the documents incorporated by reference herein.  These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  All forward-looking statements are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby.  Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder primarily for working capital and general corporate purposes.  We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation authorizes us to issue up to 50,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share.  As of January 23, 2024, 19,878,0054 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following summary describes the material terms of our capital stock.  The description of capital stock is qualified by reference to our certificate of incorporation and our bylaws.

Common Stock

Voting Rights.  Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and subject to any contractual agreement entered into by any holder of shares.  Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing a majority of our capital stock issued, outstanding, and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.  Our certificate of incorporation does not provide for cumulative voting in the election of directors.

Dividends.  The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available, therefore.

Liquidation Rights.  Upon liquidation, dissolution, or winding up, the holders of shares of our common stock will be entitled to receive pro rata all remaining assets available for distribution to such holders, after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.

Rights and Preferences.  The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preemptive or Similar Rights.  Holders of our common stock have no preemptive rights and no conversion rights, and there are no redemption provisions applicable to our common stock.

Merger or Consolidation: In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Preferred Stock

This section describes the general terms of our preferred stock to which any prospectus supplement may relate.  A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail, and may provide information that is different from this prospectus.  If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.  A copy of our certificate of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement.  A certificate of amendment to our certificate of incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference from a report that we file with the SEC.

Our certificate of incorporation, as amended, authorizes our board of directors to establish one or more series of preferred stock.  Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by stockholders.  Our board of directors is able to determine the designations, powers, and relative rights, privileges, preferences and other terms, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights on, a series of preferred stock.

Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future.  The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

The following description of our preferred stock, together with any description of our preferred stock in a prospectus supplement summarizes the material terms and provisions of the preferred stock that we may sell under this prospectus.  We urge you to read the applicable prospectus supplement(s) related to the particular series of preferred stock that we sell under this prospectus and to the actual terms and provisions contained in our certificate of incorporation and amended and restated bylaws, each as amended from time to time.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the amendment to our certificate of incorporation relating to that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any amendment to our certificate of incorporation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  This description of the preferred stock in the amendment to our certificate of incorporation and any applicable prospectus supplement may include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Anti-Takeover Effects of Our Charter Documents and Some Provisions of Delaware Law

Delaware Law

We are incorporated in the State of Delaware.  As a result, we are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the time that such stockholder became an interested stockholder, with the following exceptions:

•	before such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation or a direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

•	any sale, lease, mortgage, pledge transfer, or other disposition of the assets of the corporation or direct or indirect majority-owned a subsidiary of the corporation to or with the interested stockholder, which assets have an aggregate value equal to 10% or more of the fair value of the assets on a consolidated basis or the aggregate market value of the outstanding stock of the corporation;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or subsidiary to the interested stockholder;

•	any transaction involving the corporation or direct or indirect majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation or the subsidiary beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation or direct or indirect majority-owned subsidiary of the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person (other than the corporation any direct or indirect majority-owned subsidiary of the corporation) who, together with the person’s affiliates and associates, beneficially owns, 15% or more of the outstanding voting stock of the corporation.  A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation.  Since we have not opted out of Section 203, Section 203 may discourage or prevent mergers or other takeover or change of control attempts of us.

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides for our board of directors to be elected at each annual meeting of our stockholders.  Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors.  Our bylaws also provide that directors may be removed by the stockholders only for cause upon the vote of 66 2/3% of the shares then entitled to vote at an election of directors.  Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

Our certificate of incorporation, as amended, authorizes our board of directors to establish one or more series of preferred stock.  Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by stockholders.  Our board of directors is able to determine the designations, powers, and relative rights, privileges, preferences and other terms, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights on, a series of preferred stock.

Our bylaws provide that any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Our bylaws also provide that special meetings may be called by a majority of the whole board or by any officer instructed by a majority of the whole board to call the meeting.

Our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must comply with the notice provisions set forth in the bylaws, including, but not limited to, providing timely notice in proper written form to the Secretary.

Our bylaws provide that, except as otherwise provided by the General Corporate Law or the certificate of incorporation, any amendment to, repeal of, or adoption of any provisions inconsistent with these Bylaws, which has not previously received the approval of the Board, shall require for adoption the affirmative vote of the holders of a majority of the issued and outstanding shares present in person or represented by proxy at a meeting of stockholders and entitled to vote thereat.  Our bylaws further provide that many of the provisions require for adoption the affirmative vote of the holders of not less than two-thirds of the issued and outstanding shares entitled to vote at a duly called and convened annual or special meeting of stockholders.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors.  Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.  In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights.  However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.  The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.  The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “XELB.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on any securities market or other exchange of the specific security covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.  Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture.  The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.  We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplement and any related free writing prospectus related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture will not limit the amount of debt securities that we may issue.  It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate.  Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount.  These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities.  Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities.  We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety.  However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series; • reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series.  To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating such securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series.  Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement.  While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.  The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.  The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed or will file forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.  The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus.  We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement.  We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent in connection with the exercise of the warrant.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise.  If fewer than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement and related free writing prospectus, summarizes the material terms and provisions of the units that we may offer under this prospectus.  While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.  The following description of units will apply to the units offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.  The applicable prospectus supplement for a particular series of units may specify different or additional terms.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of unit agreement that contains the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of the related series of units offered under this prospectus.  The following summary of material terms and provisions of the units is subject to, and qualified in its entirety by reference to, all the provisions of the form of unit agreement and any supplemental agreements applicable to a particular series of units that we may offer under this prospectus.  We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.  We may evidence each series of units by unit certificates that we will issue under a separate agreement.  We may enter into unit agreements with a unit agent.  Each unit agent will be a bank or trust company that we select.  We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods.  We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.  We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

•	We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable;

•	the name or names of the underwriters, dealers or agents or other purchasers, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds we will receive from the sale;

•	any option to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

•	any agency fees or underwriting discounts to be allowed or paid to the agent or underwriters;

•	all other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.  Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.  If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option.  If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.  We may use underwriters, dealers or agents with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, dealers or underwriters may make with respect to these liabilities.  Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  An underwriter’s option to purchase additional share involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.  Syndicate covering or other short-covering transactions involve purchases of the securities, either through exercise of option to purchase additional shares or in the open market after the distribution is completed, to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters, dealers or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.  Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Blank Rome LLP, New York, New York.  Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

As of the date of this prospectus supplement, an attorney of Blank Rome LLP beneficially owns securities exercisable to purchase shares of our common stock that represent less than 1% of our outstanding shares of common stock.

EXPERTS

The consolidated financial statements of  Xcel Brands, Inc. and Subsidiaries as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022 incorporated by reference in this Prospectus have been audited by Marcum LLP, an independent registered public accounting firm, and are incorporated by reference in reliance on the report of Marcum LLP, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.  Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public at the SEC’s website at www.sec.gov.  Additional information about Xcel Brands, Inc. is contained at our website, www.xcelbrands.com.  Information on our website is not incorporated by reference into this prospectus supplement.  We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The SEC file number for the documents incorporated by reference in this prospectus is 001-37527.  The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on April 17, 2023;

•	Our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 18, 2023, August 11, 2023 and November 20, 2023, respectively;

•	Our Current Report on Form 8-K, filed with the SEC on June 7, 2023, October 20, 2023 and December 7, 2023 (other than as indicated therein); and

•	The description of our Common Stock set forth in: (i) our registration statement on Form 10-SB filed with the SEC on September 18, 2000, pursuant to Section 12(g) of the Exchange Act, including any amendments thereto or reports filed for the purposes of updating this description, and (ii) Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on April 17, 2023.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering.  These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents.  You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Xcel Brands, Inc.

1333 Broadway, 10th Floor

New York, New York 10018

(347) 727-2474

Attn: Chief Financial Officer

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

Up to $2,971,157

Common Stock

PROSPECTUS SUPPLEMENT

Maxim Group LLC

August 18, 2026